UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2017

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

INFORMATION TO BE INCLUDED IN THE REPORT

We previously filed a Current Report on Form 8-K, or the Form 8-K, on November 6, 2017, reporting our acquisition of Central Florida Senior Housing Portfolio, as described in the Form 8-K. We are filing this Current Report on Form 8-K/A, Amendment No. 1, to provide the financial information required by Item 9.01.

On November 1, 2017, we, through a joint venture, in which we effectively own an approximate 98% interest and serve as the managing member, with MStar Peninsula Holdings, LLC, an affiliate of Meridian Senior Living, LLC, acquired Central Florida Senior Housing Portfolio from NIC 5 Spring Haven Owner LLC, NIC 5 Lake Morton Plaza Owner LLC, NIC 5 Renaissance Retirement Owner LLC, NIC 5 Forest Oaks Owner LLC, NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Owner LLC, NIC 4 Bradenton Oaks Owner LLC, NIC4 The Grande Owner LLC, NIC 4 Spring Oaks Owner LLC, NIC 5 Spring Haven Leasing LLC, NIC 5 Lake Morton Plaza Leasing LLC, NIC 5 Renaissance Retirement Leasing LLC, NIC 5 Forest Oaks Leasing LLC, NIC 4 Bayside Terrace Leasing LLC, NIC 4 Balmoral Leasing LLC, NIC 4 Bradenton Oaks Leasing LLC, NIC 4 The Grande Leasing LLC and NIC 4 Spring Oaks Leasing LLC, unaffiliated third parties, for an aggregate contract purchase price of $109,500,000, plus closing costs. We used cash proceeds from our initial public offering and borrowings under our revolving line of credit with Bank of America, N.A. and KeyBank, National Association to fund the acquisition of Central Florida Senior Housing Portfolio. In connection with the acquisition of Central Florida Senior Housing Portfolio, we paid to Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, a base acquisition fee of approximately $2,441,000, or 2.25% of the portion of the aggregate contract purchase price of Central Florida Senior Housing Portfolio paid by us. Additionally, as described more fully in the prospectus for our initial public offering, we have accrued for a contingent advisor payment of approximately $2,441,000, or 2.25% of the portion of the aggregate contract purchase price of the property paid by us, which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Central Florida Senior Housing Portfolio is comprised of nine properties, or ten senior housing facilities, located in Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven, Florida, that consist of 1,140 units, or approximately 814,000 square feet of gross leasable area, and offer assisted living, independent living and memory care services. Central Florida Senior Housing Portfolio is currently approximately 78.7% occupied. We operate Central Florida Senior Housing Portfolio utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure.

In evaluating Central Florida Senior Housing Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, we considered a variety of factors including our evaluation of property condition reports, the respective locations, visibility and access to the facilities, the age, physical condition and curb appeal of the facilities, neighboring property uses, local market conditions and general economic conditions and patient demand.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Combined Financial Statements of Central Florida Senior Housing Portfolio For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and For The Years Ended December 31, 2016 and 2015 are filed herewith as Exhibit 99.1. The Consent of Independent Audit Firm, KMJ Corbin & Company LLP, dated January 4, 2018, is attached as Exhibit 23.1.

(b) Pro forma financial information.

The Unaudited Pro Forma Condensed Consolidated Financial Statements of Griffin-American Healthcare REIT IV, Inc. As of September 30, 2017, For the Nine Months Ended September 30, 2017 and For the Year Ended December 31, 2016 are filed herewith as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Audit Firm, KMJ Corbin & Company LLP, dated January 4, 2018
99.1
Combined Financial Statements of Central Florida Senior Housing Portfolio For The Nine Months Ended September 30, 2017 (Unaudited) and 2016 (Unaudited) and For The Years Ended December 31, 2016 and 2015

99.2
Unaudited Pro Forma Condensed Consolidated Financial Statements of Griffin-American Healthcare REIT IV, Inc. As of September 30, 2017, For the Nine Months Ended September 30, 2017 and For the Year Ended December 31, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

January 4, 2018	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer